Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Standby Income Fund, a series of the Touchstone Variable Series Trust, relating to the reorganization into the Touchstone Money Market Fund, a series of Touchstone Variable Series Trust, and to the incorporation by reference of our report dated February 18, 2003, with respect to each of the portfolios of Touchstone Variable Series Trust in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14AE) dated March 6, 2003.



                                                 /s/ Ernst & Young LLP



Cincinnati, Ohio

March 3, 2003